Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009
Contact:	Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Achieves Strong Quarterly Revenues and Profits

Increased Truck Deliveries and Record Aftermarket Parts Revenues Drive Results

July 25, 2017, Bellevue, Washington – “PACCAR (Nasdaq:PCAR) achieved strong quarterly revenues and net income in the second quarter of 2017,” said Ron Armstrong, chief executive officer. “PACCAR’s financial results reflect increasing North American truck production and market share, strong European truck markets and higher global aftermarket parts sales. I am very proud of our 24,500 employees who have delivered outstanding products and services to our customers.”

Second quarter net sales and financial services revenues were $4.70 billion, compared to $4.41 billion in the second quarter of 2016. PACCAR earned net income of $373.0 million ($1.06 per diluted share) in the second quarter of this year compared to net income of $481.3 million ($1.37 per diluted share) in the same period last year. PACCAR earned adjusted net income (non-GAAP)1 of $371.7 million ($1.06 per diluted share) in the second quarter of 2016, excluding a favorable, non-recurring $109.6 million adjustment related to the European Commission (EC) settlement.

PACCAR reported net income of $683.3 million ($1.94 per diluted share) for the first six months of 2017. The company reported a net loss of $113.3 million ($.32 per diluted share) in the first six months of last year. PACCAR reported adjusted net income (non-GAAP) of $719.7 million ($2.05 per diluted share) in the first six months of 2016, excluding an $833.0 million non-recurring charge for the EC settlement. Net sales and financial services revenues for the first six months of 2017 were $8.94 billion compared to $8.71 billion last year.

Armstrong added, “PACCAR is a technology leader in the commercial vehicle industry and is investing in the next generation of automotive technologies. PACCAR’s investments include autonomous driving and truck platooning, truck connectivity, augmented reality (AR), and an integrated software platform. The company continues to introduce industry-leading technologies in our aftermarket parts and financial services businesses utilizing big data analytics for our dealers and customers.” Harrie Schippers, PACCAR executive vice president and chief financial officer, said, “PACCAR has added 1,200 new jobs in the U.S. this year to meet increased customer demand, complemented by over $125 million of capital and research and development.”

[1]	See attached supplementary information on non-GAAP financial measures.

Financial Highlights – Second Quarter 2017

Highlights of PACCAR’s financial results for the second quarter of 2017 include:

•	Consolidated net sales and revenues of $4.70 billion.

•	Net income of $373.0 million.

•	Truck, Parts and Other gross margins of 14.6 percent.

•	Record PACCAR Parts revenues of $823.1 million.

•	Record PACCAR Parts pre-tax income of $152.4 million.

•	Financial Services pre-tax income of $63.0 million.

•	Manufacturing cash and marketable securities of $3.00 billion.

•	Quarterly cash generated from operations of $574.7 million.

•	Record stockholders’ equity of $7.50 billion.

Financial Highlights – First Half 2017

Highlights of PACCAR’s financial results for the first six months of 2017 include:

•	Consolidated net sales and revenues of $8.94 billion.

•	Net income of $683.3 million.

•	PACCAR Parts pre-tax income of $304.1 million on revenues of $1.61 billion.

•	Financial Services pre-tax income of $120.3 million.

•	Cash generated from operations of $1.19 billion.

•	Medium-term note issuances of $950.5 million.

•	Bank credit facilities of $3.0 billion renewed.

Global Truck Markets

“We’ve raised our European above 16-tonne truck market estimate to a range of 290,000-310,000 vehicles this year due to continued economic and freight growth. The new 2017 DAF XF and CF trucks are enhancing our customers’ operating performance with up to seven percent fuel efficiency increases,” said Preston Feight, PACCAR vice president and DAF president. “DAF’s above 16-tonne truck orders are 10 percent higher in the first six months of 2017 compared to the same period last year.”

U.S. and Canada Class 8 truck industry orders increased 44 percent in the first six months of 2017 compared to the same period last year. Kenworth and Peterbilt achieved 31.7 percent share of U.S. and Canada Class 8 truck orders and 29.6 percent share of U.S. and Canada Class 8 truck retail sales in the first half of this year. “Kenworth and Peterbilt’s medium- and heavy-duty truck deliveries increased in the second quarter of 2017 by 25 percent compared to the first quarter of this year,” said Gary Moore, PACCAR executive vice president. “Class 8 truck industry retail sales for the U.S. and Canada are expected to be in a range of 200,000-220,000 vehicles in 2017. The truck market reflects the good economy and high levels of freight tonnage.”

PACCAR Parts Achieves Record Quarterly Revenues and Pre-Tax Profit

PACCAR Parts achieved record quarterly revenues of $823.1 million in the second quarter of 2017, nine percent higher than the $756.4 million achieved in the same period last year. Second quarter 2017 pre-tax profit was a record $152.4 million, 14 percent higher than the $133.4 million achieved in the second quarter of 2016. PACCAR Parts first half 2016 revenues were $1.61 billion, compared to $1.48 billion for the same period last year. PACCAR Parts achieved pre-tax profit of $304.1 million in the first six months of 2017, compared to $268.0 million earned in the first six months of 2016.

“PACCAR dealers have opened 96 TRP all-makes retail stores in 27 countries, which is driving incremental parts and services business in every market. PACCAR continues to add global parts distribution capacity to deliver industry-leading availability, and support the growth of PACCAR MX engine parts sales and the global fleet services program,” said David Danforth, PACCAR vice president and PACCAR Parts general manager. “PACCAR’s new $35 million 160,000 square-foot distribution center in Toronto, Canada is under construction and is expected to open in mid-2018.”

PACCAR Parts’ Distribution Center in Toronto, Canada (Architectural Rendering)

PACCAR Launches Silicon Valley Innovation Center

PACCAR will open an advanced technology research and development center in Silicon Valley, California this year. The Center will coordinate next-generation product development and identify emerging technologies that will benefit future vehicle performance. Technology areas of focus will include advanced driver assistance systems (ADAS), artificial intelligence, vehicle connectivity and augmented reality. Darrin Siver, PACCAR senior vice president, noted, “PACCAR looks forward to expanding its partnerships with technology companies in Silicon Valley. PACCAR’s Innovation Center will include state-of-the-art laboratory and workshop facilities, and office space.”

PACCAR Innovation Center (Architectural Rendering)

Research and Development and Capital Investments

PACCAR’s excellent long-term profits, strong balance sheet, and intense focus on quality, technology and productivity have enabled the company to invest $6.2 billion in capital projects, innovative products and new technologies during the past decade. “Capital of $375-$425 million and R&D expenses of $250-$270 million are being invested this year in new product development, enhanced manufacturing facilities and aftermarket support programs,” said George West, PACCAR vice president.

PACCAR’s Dynacraft division will construct a new 130,000 square-foot manufacturing facility in McKinney, Texas in 2018. Dynacraft manufactures high-quality components and subassemblies, such as battery cables, doors and air conditioning modules for Kenworth and Peterbilt trucks. The Dynacraft facility will support Peterbilt’s operations in Denton, Texas and manufacture PACCAR’s 20,000 lb. front axle for installation in Kenworth and Peterbilt Class 8 vehicles in North America.

Dynacraft Factory in McKinney, Texas (Architectural Rendering)

DAF began operation of its newly completed $110 million environmentally friendly cab paint facility in Westerlo, Belgium in June. The state-of-the-art robotic paint equipment has enhanced paint quality and increased cab production capacity by 50 percent. “The DAF cab paint facility is the most modern commercial vehicle paint facility in the world,” commented Harry Wolters, DAF director of operations. “This technology investment will support future increases in DAF’s European market share and geographic expansion, and demonstrates DAF’s technology leadership in the production of industry-leading vehicles.”

PACCAR Engine Factory Honored as 2017 Quality Plant of the Year

The PACCAR engine factory in Columbus, Mississippi has been honored by Quality Magazine as the 2017 Quality Plant of the Year. The factory earned the award for its implementation of best-in-class quality processes to produce industry-leading PACCAR MX-13 and MX-11 engines. Quality Magazine cited the PACCAR engine factory’s commitment to continuous improvement, employee engagement, Six Sigma, industry benchmarking and technology as key factors in the facility’s achievement.

“We are proud to be recognized for our quality PACCAR engines and optimized manufacturing processes,” said Lance Walters, PACCAR engine plant manager. “PACCAR continues to innovate through continuous improvement and a collaborative working environment.” The PACCAR engine factory has won several certifications and industry honors in prior years, including ISO/TS16949 certification for its quality management system and Frost & Sullivan Manufacturing Leadership awards for the last three consecutive years.

PACCAR Engine Factory in Columbus, Mississippi

Financial Services Companies Achieve Good Results

PACCAR Financial Services (PFS) has a portfolio of 180,000 trucks and trailers, with total assets of $12.69 billion. PACCAR Leasing, a major full-service truck leasing company in North America and Europe with a fleet of 36,000 vehicles, is included in this segment. Second quarter PFS pre-tax income in 2017 was $63.0 million compared to $77.3 million earned in the second quarter last year. Second quarter 2017 revenues were $306.3 million compared to $297.4 million in the same quarter of 2016. For the first six months of 2017, PFS earned pre-tax income of $120.3 million compared to $157.6 million last year. First-half 2017 revenues were $608.5 million compared with $586.8 million for the same period a year ago. “PFS’ portfolio performed well during the second quarter of 2017,” said Bob Bengston, PACCAR senior vice president. “Industry used truck demand increased this quarter in the U.S. compared to the first quarter of 2017. Kenworth and Peterbilt vehicle resale values continue to command a 10-20 percent premium over competitors’ trucks.”

“PACCAR’s excellent balance sheet, complemented by its A+/A1 credit ratings, enables PFS to offer competitive retail financing to Kenworth, Peterbilt and DAF dealers and customers in 24 countries on four continents,” said Todd Hubbard, PACCAR vice president and PACCAR Financial Corp. president. “We have excellent access to the commercial paper and medium-term note markets, allowing PFS to profitably support the sale of PACCAR trucks.”

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR will hold a conference call with securities analysts to discuss second quarter earnings on July 25, 2017, at 9:00 a.m. Pacific time. Interested parties may listen to the call by selecting “Q2 Earnings Webcast” at PACCAR’s homepage. The Webcast will be available on a recorded basis through August 1, 2017. PACCAR shares are listed on NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in PACCAR’s filings with the Securities and Exchange Commission.

PACCAR Inc

SUMMARY STATEMENTS OF OPERATIONS

(in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Truck, Parts and Other:
Net sales and revenues	$4,397.9	$4,115.8	$8,333.6	$8,126.4
Cost of sales and revenues	3,755.2	3,489.4	7,137.4	6,903.0
Research and development	66.1	60.8	127.1	120.4
Selling, general and administrative	107.8	110.2	219.1	220.5
European Commission charge		(109.6)		833.0
Interest and other expense (income), net	1.5	2.5	(.1)	2.6

Truck, Parts and Other Income Before Income Taxes	467.3	562.5	850.1	46.9

Financial Services:
Revenues	306.3	297.4	608.5	586.8
Interest and other	210.2	189.0	424.0	370.2
Selling, general and administrative	26.3	25.1	51.5	49.6
Provision for losses on receivables	6.8	6.0	12.7	9.4

Financial Services Income Before Income Taxes	63.0	77.3	120.3	157.6
Investment income	8.7	6.4	16.8	12.1

Total Income Before Income Taxes	539.0	646.2	987.2	216.6
Income taxes	166.0	164.9	303.9	329.9

Net Income (Loss)	$373.0	$481.3	$683.3	$(113.3)

Net Income (Loss) Per Share:
Basic	$1.06	$1.37	$1.94	$(.32)

Diluted	$1.06	$1.37	$1.94	$(.32)

Weighted Average Shares Outstanding:
Basic	351.8	350.9	351.7	351.1

Diluted	352.7	351.6	352.7	351.1

Dividends declared per share	$.25	$.24	$.49	$.48

PACCAR Inc

CONDENSED BALANCE SHEETS

(in millions)

	June 30	December 31
	2017	2016
ASSETS
Truck, Parts and Other:
Cash and marketable debt securities	$3,004.7	$2,922.6
Trade and other receivables, net	1,281.0	862.2
Inventories, net	885.3	727.8
Property, plant and equipment, net	2,325.6	2,260.0
Equipment on operating leases and other, net	1,868.6	1,671.5
Financial Services Assets	12,688.1	12,194.8

	$22,053.3	$20,638.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Truck, Parts and Other:
Accounts payable, deferred revenues and other	$4,598.1	$4,056.2
Financial Services Liabilities	9,954.7	9,805.1
STOCKHOLDERS’ EQUITY	7,500.5	6,777.6

	$22,053.3	$20,638.9

Common Shares Outstanding	351.3	350.7

PACCAR Inc

CONDENSED CASH FLOW STATEMENTS

(in millions)

Six Months Ended June 30	2017	2016
OPERATING ACTIVITIES:
Net income (loss)	$683.3	$(113.3)
Depreciation and amortization:
Property, plant and equipment	151.5	155.5
Equipment on operating leases and other	376.7	339.9
European Commission charge		833.0
Net change in trade receivables, inventory and payables	(129.8)	(2.7)
Net (increase) decrease in wholesale receivables on new trucks	(176.0)	226.0
All other operating activities, net	279.5	211.0

Net Cash Provided by Operating Activities	1,185.2	1,649.4

INVESTING ACTIVITIES:
Payments for property, plant and equipment	(188.3)	(152.0)
Acquisitions of equipment for operating leases	(728.0)	(767.2)
Net increase in financial services receivables	(21.9)	(113.6)
Net (increase) decrease in marketable debt securities	(76.3)	28.5
Proceeds from asset disposals	244.2	218.2

Net Cash Used in Investing Activities	(770.3)	(786.1)

FINANCING ACTIVITIES:
Payments of cash dividends	(382.5)	(661.0)
Purchases of treasury stock		(56.3)
Proceeds from stock compensation transactions	18.8	7.4
Net decrease in debt	(144.1)	(131.9)

Net Cash Used in Financing Activities	(507.8)	(841.8)
Effect of exchange rate changes on cash	57.0	27.0

Net (Decrease) Increase in Cash and Cash Equivalents	(35.9)	48.5
Cash and cash equivalents at beginning of period	1,915.7	2,016.4

Cash and cash equivalents at end of period	$1,879.8	$2,064.9

PACCAR Inc

SEGMENT AND OTHER INFORMATION

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
Sales and Revenues:
Truck	$3,553.6	$3,341.2	$6,683.7	$6,611.7
Parts	823.1	756.4	1,609.8	1,475.9
Financial Services	306.3	297.4	608.5	586.8
Other	21.2	18.2	40.1	38.8

	$4,704.2	$4,413.2	$8,942.1	$8,713.2

Pretax Profit:
Truck	$323.7	$329.4	$565.4	$633.5
Parts	152.4	133.4	304.1	268.0
Financial Services	63.0	77.3	120.3	157.6
European Commission Charge		109.6		(833.0)
Investment Income and Other	(.1)	(3.5)	(2.6)	(9.5)

	$539.0	$646.2	$987.2	$216.6

GEOGRAPHIC REVENUE

(in millions)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
United States and Canada	$2,924.6	$2,681.0	$5,447.1	$5,272.5
Europe	1,225.7	1,232.6	2,456.9	2,502.7
Other	553.9	499.6	1,038.1	938.0

	$4,704.2	$4,413.2	$8,942.1	$8,713.2

NEW TRUCK DELIVERIES

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
United States and Canada	21,200	19,800	38,200	38,300
Europe	13,800	13,100	28,100	26,600
Other	4,400	3,900	8,100	7,200

	39,400	36,800	74,400	72,100

PACCAR Inc

SUPPLEMENTARY INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

This earnings release includes “adjusted net income (non-GAAP)” and “adjusted net income per diluted share (non-GAAP)”, which are financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”), since they exclude the non-recurring European Commission charge in 2016. These measures differ from the most directly comparable measures calculated in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies.

Management utilizes these non-GAAP measures to evaluate the Company’s performance and believes these measures allow investors and management to evaluate operating trends by excluding a significant non-recurring charge that is not representative of underlying operating trends.

Reconciliations from the most directly comparable GAAP measures of adjusted net income (non-GAAP) and adjusted net income per diluted share (non-GAAP) are as follows:

	Three Months Ended	Six Months Ended
(in millions)	June 30, 2016	June 30, 2016
Net Income (Loss)	$481.3	$(113.3)
Non-recurring European Commission Charge	(109.6)	833.0

Adjusted Net Income (Non-GAAP)	$371.7	$719.7

Per Diluted Share:
Net Income (Loss)	$1.37	$(.32)
Non-recurring European Commission Charge	(.31)	2.37

Adjusted Net Income (Non-GAAP)	$1.06	$2.05

(in millions)
Shares Used in Per Diluted Share Calculations:
GAAP	351.6	351.1
Non-GAAP	351.6	351.8